AMENDMENT NO. 2 TO RIGHTS AGREEMENT

           This AMENDMENT, dated as of August 1, 2000, is between MascoTech, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent").

                                    Recitals

           A. The Company and the Rights Agent are parties to a Rights Agreement dated as of February 20, 1998, as amended (the "Rights Agreement").

           B. The Company and the Rights Agreement entered into Amendment No. 1 on September 22, 1998.

           C. Riverside Company LLC, a limited liability company organized under the laws of Delaware ("Riverside"), and the Company will enter into a Recapitalization Agreement on the date hereof, as it may be amended from time to time (the "Recapitalization Agreement"), pursuant to which Riverside will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Recapitalization Agreement and the Merger.

           C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the Merger, and the Company and the Rights Agent desire to evidence such amendment in writing.

           Accordingly, the parties agree as follows:

           1. AMENDMENT OF SECTION 1. (a) The definition of
"Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

           "None of Heartland (as defined herein), Riverside (as defined herein), and each of their respective existing or future Affiliates or Associates shall each be deemed to be an Acquiring Person solely by virtue of and in connection with (i) the execution of the Recapitalization Agreement (as defined herein), (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger (as defined herein) or (iii) the consummation of other transactions contemplated by the Recapitalization Agreement."


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           (b) The definition of "Triggering Event" in Section 1 of the Rights
Agreement is hereby amended by inserting the following proviso at the end thereof:

           "; provided, further, that no Triggering Event shall result solely by virtue of (i) the execution of the Recapitalization Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Recapitalization Agreement."

           (c) Section 1 of the Rights Agreement is hereby further amended by inserting the following subparagraphs in the proper alphabetical order:

               "Heartland" means Heartland Industrial Partners, L.P., a limited partnership organized under the laws of Delaware and manager of Riverside.

               "Merger" means the merger of Riverside with and into the Company pursuant to the Recapitalization Agreement.

               "Recapitalization Agreement" means the recapitalization agreement to be entered into on the date hereof by Riverside and the Company.

               "Riverside" means Riverside Company LLC, limited liability company organized under the laws of Delaware.


           2. AMENDMENT OF SECTION 3. Section 3 of the Rights Agreement is hereby amended by inserting the following paragraph at the end thereof:

           "(e) Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Recapitalization Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Recapitalization Agreement."

           3. AMENDMENT OF SECTION 7. Section 7 of the Rights Agreement is amended by inserting the following paragraph at the end thereof:




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           "(f) Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Recapitalization Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Recapitalization Agreement shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

           4. AMENDMENT TO SECTION 11. Section 11 of the Rights Agreement is amended by inserting the following subparagraph as the last subparagraph of
Section 11(a):

           "(iv) Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Recapitalization Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Recapitalization Agreement shall be deemed to be events of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

           5. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is amended by inserting the following paragraph at the end thereof:

            "(d) Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Recapitalization Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Recapitalization Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Recapitalization Agreement shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13."

           6. TERMINATION. Immediately prior to the Effective Time (as defined in the Recapitalization Agreement) (i) the Rights Agreement shall be terminated and be without any further force or effect, (ii) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder, and (iii) the holders of the Rights shall not be entitled to any benefits, rights or other interests under the Rights Agreement, including without limitation, the right to purchase or otherwise acquire shares of the Preferred Stock or any other securities of the Company.


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           7. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           8. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.




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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.




                              MASCOTECH, INC.


                              By:  /s/ David B. Liner
                                ---------------------
                                Name:  David B. Liner
                                Title: Vice President and
                                       General Counsel


                              THE BANK OF NEW YORK,
                              as Rights Agent


                              By:  /s/ John Sivertsen
                                ---------------------
                                Name:  John Sivertsen
                                Title: Vice President





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